UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2011

HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

Massachusetts	0-14578	04-2825863
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

HCW Pension Real Estate Fund Limited Partnership, a Massachusetts limited partnership (the “Partnership”), owns Lewis Park Apartments (the “Property”), a 269-unit apartment complex located in Carbondale, Illinois. On September 13, 2011 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Capstone Development Corp., an Alabama corporation (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of $11,200,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $11,200,000, subject to certain prorations and adjustments at the closing.  The Purchaser agreed to deliver an initial deposit of $100,000 to the escrow agent within three business days following the Effective Date.  On or before the end of the feasibility period on October 28, 2011, the Purchaser is required to deliver to the escrow agent an additional deposit of $104,000.  If the Purchaser fails to notify the Partnership in writing of its intent to terminate the Purchase Agreement prior to October 28, 2011, the initial deposit will become non-refundable.

CLOSING.  The closing will occur 35 days after the expiration of the feasibility period; provided however, that the closing date will not be a date after December 30, 2011. The expected closing date of the transaction is December 2, 2011. The Partnership has the right to extend the closing to the last business day of the month in which the closing date otherwise would occur. The closing is also subject to customary closing conditions and deliveries.

TAX APPEALS.  The Partnership has the right at any time after closing to institute a tax reduction proceeding, tax protest proceeding or tax assessment appeal for the Property with respect to real estate taxes attributable to fiscal years 2010 and 2011 and the right to prosecute and/or settle the same without the consent of Purchaser. The Purchaser agrees that it will not independently institute any tax reduction proceedings, tax protest proceedings, or tax assessment appeals for the Property with respect to the 2010 and 2011 fiscal years. Any refunds or savings in the payment of taxes resulting from any tax reduction proceedings, tax protest proceedings or tax assessment appeals applicable to the period prior to the closing  will belong to the Partnership and any refunds or savings in the payment of taxes applicable to the period from and after the closing will belong to the Purchaser.  All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between the Partnership and the Purchaser in proportion to the gross amount of such refunds or savings payable to the Partnership and the Purchaser, respectively.

COSTS AND FEES.  The Partnership agreed to pay the base premium with respect to the title policy, the cost of recording any instruments required to discharge any liens or encumbrances against the Property, Illinois and county property transfer taxes and one-half of the customary closing costs of the escrow agent.  The Purchaser agreed to pay any city or local transfer taxes, mortgage assumption, sales, use, gross receipts or similar taxes, any premiums or fees required with respect to the title policy and one-half of the customary closing costs of the escrow agent.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to the Property by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $500,000 will be borne by the Partnership. The Partnership must maintain in full force and effect until the closing date all existing insurance coverage on the Property.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Partnership.

DEFAULTS AND REMEDIES. If the Purchaser defaults on its obligations to deliver, when required, any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Partnership, and neither party will be obligated to proceed with the purchase and sale. The Partnership expressly waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations, then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or (ii), subject to certain conditions, seeking specific performance of the Partnership’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.7        Purchase and Sale Contract between HCW Pension Real Estate Fund Limited Partnership, a Massachusetts limited partnership and Capstone Development Corp., an Alabama corporation, dated September 13, 2011.*

*Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•         should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•         have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•         may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•         were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW PENSION REAL ESTATE FUND LIMITED PARTNERSHIP

By: HCW General Partner, Ltd.,
General Partner

                               By:  IH, Inc.,

                                    Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: September 19, 2011